    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 23, 2003

                                                      REGISTRATION NO. 333-_____



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          NORTHFIELD LABORATORIES INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    36-3378733
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                               1560 SHERMAN AVENUE
                                   SUITE 1000
                          EVANSTON, ILLINOIS 60201-4800
              (Address of registrant's principal executive offices)

                          NORTHFIELD LABORATORIES INC.
                                STOCK OPTION PLAN
                                FOR NEW EMPLOYEES
                            (Full title of the Plan)
                              --------------------

                                  JACK J. KOGUT
                             CHIEF FINANCIAL OFFICER
                          NORTHFIELD LABORATORIES INC.
                              1560 SHERMAN AVENUE,
                                   SUITE 1000
                          EVANSTON, ILLINOIS 60201-4800
                                 (847) 864-3500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                              CRAIG A. ROEDER, ESQ.
                                BAKER & MCKENZIE
                              ONE PRUDENTIAL PLAZA
                             130 EAST RANDOLPH DRIVE
                             CHICAGO, ILLINOIS 60601
                                 (312) 861-8000
                             -----------------------

                         CALCULATION OF REGISTRATION FEE

=========================== ===================== ===================== ===================== ======================

   Title of Securities          Amount to be        Proposed maximum      Proposed maximum          Amount of
     to be Registered            registered             offering             aggregate          registration fee
                                                    price per share        offering price
--------------------------- --------------------- --------------------- --------------------- ----------------------
Common Stock of
Northfield Laboratories            350,000               $5.58*               $1,953,000             $179.68
Inc.,  par value $.01 per
share.........
--------------------------------------------------------------------------------------------------------------------

*       Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 and is based upon the average of the high and low sale prices for the registrant's Common Stock reported on The Nasdaq
        Stock Market, Inc. as quoted for January 21, 2003 in The Wall Street
        Journal.
====================================================================================================================

                                     PART I.


              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS


         The document(s) containing information specified by Part I of this Form S-8 Registration Statement (the "Registration Statement") have been or will be sent or given to participants in the plan listed on the cover of this Registration Statement (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of
Part II hereof) a prospectus which meets the requirements of Section 10(a) of the Securities Act.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE


         The following documents filed with the Securities and Exchange Commission are incorporated in this Registration Statement by reference:

         1. Annual Report on Form 10-K of Northfield Laboratories Inc. (the "Company") for the fiscal year ended May 31, 2002;

         2. Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended August 31, 2002;

         3. Quarterly Report on Form 10-Q of the Company for the fiscal quarter ended November 30, 2002; and

         4. Description of the Common Stock of the Company included in the Company's Registration Statement on Form S-1, Registration No. 33-76856, as filed with the Commission on March 25, 1994, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated in this Registration Statement by reference and to be a part hereof from the date of the filing of such documents.

ITEM 4.           DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful; provided, however, in a suit by or in the right of the corporation no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought has determined upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity or such expenses deemed proper by the court.

         The Company's Restated Certificate of Incorporation provides that the Company will indemnify its directors, officers, employees and agents to the fullest extent permitted by Delaware law. The

Company's Restated Certificate of Incorporation additionally requires the Company to advance expenses incurred by its directors, officers, employees and agents to the fullest extent permitted by Delaware law in connection with any matter with respect to which such persons may be entitled to seek indemnification.

         The Company's Restated Certificate of Incorporation also provides that, to the fullest extent permitted by Delaware law, the Company's directors will not be liable for monetary damages for breach of the directors' fiduciary duty of care to the Company and its stockholders. This provision does not eliminate the duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief will remain available under Delaware law. Each director will also continue to be subject to liability for breach of the director's duty of loyalty to the Company or its stockholders, for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, for unlawful distributions to stockholders and for any transaction from which the director derives an improper personal benefit. In addition, this provision does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Company is a party to separate indemnification agreements with each of its directors and senior executive officers. These agreements require the Company to indemnify its directors and executive officers to the maximum extent permitted by law and to advance all expenses they may reasonably incurred in connection with the defense of any claim or proceeding in which they may be involved as a party or witness. The agreements specify certain procedures and assumptions applicable in connection with requests for indemnification and advancement of expenses and also require the Company to continue to maintain directors and officers and fiduciary liability insurance for a six-year period following any change in control transaction. The rights provided to the Company's directors and executive officers under their indemnification agreements are in addition to any other rights such individuals may have under the Company's Restated Certificate of Incorporation or Bylaws, applicable law or otherwise.

         The Company has purchased an insurance policy which purports to insure the officers and directors of the Company against certain liabilities incurred by them in the discharge of their functions as officers and directors, except for liabilities resulting from their own malfeasance. The insurance policy provides coverage in the amount of $10,000,000 for annual aggregate claims.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.           EXHIBITS

         5.1      --       Opinion of Baker & McKenzie.

         15.1     --       Letter Re: unaudited interim financial information.

         23.1     --       Consent of KPMG LLP.

         23.2     --       Consent of Baker & McKenzie (contained in their
                           opinion filed as Exhibit 5.1 to this Registration
                           Statement).


ITEM 9.           UNDERTAKINGS

         A.       SUBSEQUENT DISCLOSURE.

         The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided however, that the undertakings set forth in paragraphs (i) and
         (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Company pursuant to
         Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.       INCORPORATION BY REFERENCE.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.       TRANSMIT CERTAIN MATERIAL.

         The Company hereby undertakes to deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given a copy of the Company's annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report in which case the Company shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If the last fiscal year of the Company has ended within 120 days prior to the use of the prospectus, the annual report for the preceding year may be so delivered, but within such 120 day period the annual report for the last fiscal year will be furnished to each such employee.

         D.       INDEMNIFICATION.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evanston, State of Illinois, on January 21, 2003.

                                     NORTHFIELD LABORATORIES INC.

                                     By  /s/ STEVEN A. GOULD, M.D.
                                        ----------------------------
                                     Steven A. Gould, M.D.
                                     Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on behalf of the Company in the capacities indicated on January 21, 2003.



                          SIGNATURE                                                        TITLE
                          ---------                                                        -----

          /s/ STEVEN A. GOULD, M.D.                             Chairman of the Board and Chief Executive Officer
-----------------------------------------------------------     (principal executive officer)
                    Steven A. Gould, M.D.


          /s/ JACK J. KOGUT                                     Chief Financial Officer, Secretary and Treasurer
-----------------------------------------------------------     (principal financial officer and principal accounting officer)
                        Jack J. Kogut

          /s/ GERALD S. MOSS, M.D.                              Director
-----------------------------------------------------------
                     Gerald S. Moss, M.D.

          /s/ BRUCE S. CHELBERG                                 Director
-----------------------------------------------------------
                      Bruce S. Chelberg

          /s/ JACK OLSHANSKY                                    Director
-----------------------------------------------------------
                        Jack Olshansky

          /s/ DAVID A. SAVNER                                   Director
-----------------------------------------------------------
                       David A. Savner

          /s/ JOHN F. BIERBAUM                                  Director
-----------------------------------------------------------
                       John F. Bierbaum

          /s/ PAUL M. NESS, M.D.                                Director
-----------------------------------------------------------
                      Paul M. Ness, M.D.

